UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                      December 19, 2002 (December 18, 2002)
                    ----------------------------------------
                     Date of Report (Date of Event Reported)



                                 Rent-Way, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)




       Pennsylvania                   000-22026                 25-1407782
  ----------------------           ---------------           ----------------
 (State or other              (Commission File Number)      (IRS Employer
      jurisdiction of                                        Identification No.)
              corporation)





One RentWay Place, Erie, Pennsylvania                           16505
--------------------------------------------------------------------------------
(Address of principal executive offices)                       Zip Code



Registrant's telephone number, including area code:         (814) 455-5378
                                                       -------------------------

Item 5.           Other Events


Erie, Pennsylvania, December 18, 2002 -- Rent-Way Inc. (NYSE:RWY) announced today that it has signed a definitive agreement to sell 295 stores to Rent-A-Center, Inc. for approximately $101.5 million. The purchase price is subject to adjustment for store performance prior to closing. Closing of the transaction is subject to obtaining necessary clearances under the Hart-Scott-Rodino Act and other customary conditions. As required under the Company's credit agreement, all proceeds of the sale, net of transaction, store closing and similar expenses, will be used to pay existing bank debt. Of the approximate $101.5 million purchase price, $10 million would be held back by Rent-A-Center to secure Rent-Way's indemnification obligations, $5 million for 90 days and $5 million for 18 months. More details regarding the transaction will be released following closing, which is expected to occur in 30-45 days.

"After examining all of our options to lower our cost of debt with minimal dilution to our shareholders, we have elected to sell a block of 295 stores. This sale will allow us to significantly reduce our debt and focus on the markets where we have significant market share and operating strength," stated William Morgenstern, Chairman and CEO of Rent-Way. "Once we rationalize our corporate overhead and refinance our outstanding senior debt, we expect to return to profitability and get on with growing our business."

"We continue to work with Salomon Smith Barney on refinancing alternatives," said William McDonnell, Vice President and CFO. "We will be providing guidance for 2003 performance after we close this transaction."

Rent-Way previously announced that it expects to release its earnings Thursday, December 19, 2002 for the quarter and year ended September 30, 2002. A conference call for investors has been scheduled for 4:30 p.m. EST following that release.

Rent-Way is the second-largest operation of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,061 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on and to refinance on more favorable terms its high level of outstanding debt, (8) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company, (9) the outcome of the continuing investigations involving the company commenced by the SEC and the U.S. Department of Justice,
(10) the company's ability to satisfy the conditions required under and to otherwise close the transactions contemplated by the definitive agreement with Rent-A-Center, and (11) the company's ability to reduce corporate-level and other expenses following the sale of stores to Rent-A-Center. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                  Rent-Way, Inc.
                             -----------------------
                                   (Registrant)




      December 19, 2002                         /s/William A. McDonnell
---------------------------              ---------------------------------------
            Date                                       (Signature)
                                                  William A. McDonnell
                                                   Vice President and
                                                Chief Financial Officer




      December 19, 2002                         /s/ John A. Lombardi
---------------------------              ---------------------------------------
            Date                                      (Signature)
                                                   John A. Lombardi
                                         Chief Accounting Officer and Controller